================================================================================



                          APEX MORTGAGE CAPITAL, INC.
                           (a Maryland corporation)


                       __________ Shares of Common Stock



                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------



Dated:  November __, 1997



================================================================================

                               TABLE OF CONTENTS

INTERNATIONAL PURCHASE AGREEMENT............................................   1
     SECTION 1.     Representations and Warranties..........................   3
          (a)       Representations and Warranties by the Company...........   3
                    (i)     Compliance with Registration Requirements.......   3
                    (ii)    Independent Accountants.........................   4
                    (iii)   Financial Statements............................   4
                    (iv)    No Material Adverse Change in Business..........   5
                    (v)     Good Standing of the Company....................   5
                    (vi)    Qualification as a REIT.........................   5
                    (vii)   Capitalization..................................   5
                    (viii)  Authorization of Agreement......................   5
                    (ix)    Management Agreement............................   6
                    (x)     Authorization and Description of Securities.....   6
                    (xi)    Absence of Defaults and Conflicts...............   6
                    (xii)   Absence of Proceedings..........................   7
                    (xiii)  Accuracy of Exhibits............................   7
                    (xiv)   Possession of Intellectual Property.............   7
                    (xv)    Absence of Further Requirements.................   7
                    (xvi)   Possession of Licenses and Permits..............   8
                    (xvii)  Title to Property...............................   8
                    (xviii) Investment Company Act..........................   8
                    (xix)   Accounting Controls.............................   8
                    (xx)    Registration Rights.............................   9
          (b)       Representations and Warranties by the Manager...........   9
                    (i)     No Material Misstatements or Omissions..........   9
                    (ii)    Good Standing...................................   9
                    (iii)   Authorization of Agreements.....................   9
                    (iv)    No Material Adverse Change in Business..........  10
                    (v)     Absence of Defaults and Conflicts...............  10
                    (vi)    Absence of Proceedings..........................  10
                    (vii)   Absence of Further Requirements.................  11
                    (viii)  Possession of Licenses and Permits..............  11
                    (ix)    Investment Adviser..............................  11
                    (x)     Financial Resources.............................  11
          (c)       Officer's Certificates..................................  11
     SECTION 2.     Sale and Delivery to Underwriters; Closing..............  12
          (a)       Initial Securities......................................  12
          (b)       Option Securities.......................................  12
          (c)       Payment.................................................  12
          (d)       Denominations; Registration.............................  13
     SECTION 3.     Covenants...............................................  13
          (a)       Covenants of the Company................................  13
          (b)       Covenant of the Manager.................................  17
     SECTION 4.     Payment of Expenses.....................................  17

          (a)       Expenses................................................  17
          (b)       Termination of Agreement................................  18
     SECTION 5.     Conditions of International Managers' Obligations.......  18
          (a)       Effectiveness of Registration Statement.................  18
          (b)       Opinions of Counsel for Company and the Manager.........  18
          (c)       Opinion of Maryland Counsel for the Company.............  18
          (d)       Opinion of Counsel for International Managers...........  18
          (e)       Officers' Certificate of the Company....................  19
          (f)       Officers' Certificate of the Manager....................  19
          (g)       Accountant's Comfort Letter.............................  19
          (h)       Bring-down Comfort Letter...............................  19
          (i)       Approval of Listing.....................................  20
          (j)       No Objection............................................  20
          (k)       Lock-up Agreements......................................  20
          (l)       Insurance Policy........................................  20
          (m)       Conditions to Purchase of International Option
                    Securities..............................................  20
          (n)       Additional Documents....................................  21
          (o)       Termination of Agreement................................  21
     SECTION 6.     Indemnification.........................................  22
          (a)       Indemnification of International Managers by the
                    Company and the Manager.................................  22
          (b)       Indemnification of the Company and the Manager, and
                    their Respective Directors and Officers.................  23
          (c)       Actions against Parties; Notification...................  23
          (d)       Settlement without Consent if Failure to Reimburse......  24
          (e)       Recourse Against the Manager............................  24
     SECTION 7.     Contribution............................................  25
     SECTION 8.     Representations, Warranties and Agreements to
                    Survive Delivery........................................  26
     SECTION 9.     Termination of Agreement................................  26
          (a)       Termination; General....................................  26
          (b)       Liabilities.............................................  27
     SECTION 10.    Default by One or More of the International
                    Managers................................................  27
     SECTION 11.    Notices.................................................  28
     SECTION 12.    Parties.................................................  28
     SECTION 13.    GOVERNING LAW AND TIME..................................  28
     SECTION 14.    Effect of Headings......................................  28

     SCHEDULES

          Schedule A - List of International Managers................... Sch A-1
          Schedule B - Pricing Information.............................. Sch B-1
          Schedule C - List of Persons Subject to Lock-up............... Sch C-1

     EXHIBITS

          Exhibit A-1 - Form of Opinion of Counsel to the Company.......   A-1-1
          Exhibit A-2 - Form of Opinion of Counsel to the Manager.......   A-2-1
          Exhibit B   - Form of Opinion of Maryland Counsel.............     B-1
          Exhibit C   - Form of Lock-Up Letter..........................     C-1

                          APEX MORTGAGE CAPITAL, INC.

                           (a Maryland corporation)

                       __________ Shares of Common Stock

                          (Par Value $.01 Per Share)

                       INTERNATIONAL PURCHASE AGREEMENT
                       --------------------------------

                                                               November __, 1997

MERRILL LYNCH INTERNATIONAL
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
SUTRO & CO. INCORPORATED
   c/o  Merrill Lynch International
   Ropemaker Place
   25 Ropemaker Street
   London EC2Y 9LY
   England

Ladies and Gentlemen:

     Apex Mortgage Capital, Inc., a Maryland corporation (the "Company") and TCW Investment Management Company, a California corporation (the "Manager"), confirm their respective agreements with Merrill Lynch International, PaineWebber International (U.K.) Ltd., Stifel, Nicolaus & Company, Incorporated, Sutro & Co. Incorporated (collectively, the "International Managers", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Company and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in said Schedule A, and with respect to the grant by the Company to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of ___________ additional shares of Common Stock to cover over-allotments, if any. The aforesaid ___________ shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers and all or any part of the __________ shares of Common Stock subject to the option described in
Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities".

     It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Company of an aggregate of __________ shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, PaineWebber Incorporated, Stifel, Nicolaus & Company, Incorporated and Sutro & Co. Incorporated are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to ___________ shares of additional Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities".

     The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters", the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities", and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities".

     The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

     The Company and the U.S. Underwriters will agree that up to 500,000 shares of the Securities to be purchased by the U.S. Underwriters (the "Reserved Securities") shall be reserved for sale by the U.S. Underwriters to directors, officers and employees of the Company, The TCW Group, Inc. ("TCW") and its affiliates as part of the distribution of the Securities by the U.S. Underwriters, subject to the terms of the U.S. Purchase Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not so purchased by such persons, such Reserved Securities may be offered to the public as part of the public offering contemplated hereby.

     In consideration of the International Managers entering into this Agreement and the U.S. Representatives entering into the U.S. Purchase Agreement, respectively, and as a condition to their obligations hereunder and thereunder, TCW has entered into a representation letter (the "Representation Letter") dated the date hereof with the Underwriters.

     The Company understands that the International Managers propose to make a public offering of the International Securities as soon as they deem advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-11 (No. 333-36069) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either
(i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act

Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective
(a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated November 10, 1997 and the preliminary U.S. Prospectus dated November 10, 1997, respectively, each together with the applicable Term Sheet and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").


     SECTION 1.  Representations and Warranties.
                 ------------------------------

     (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

          (i)  Compliance with Registration Requirements.  The Company meets the
               -----------------------------------------
     requirements for use of Form S-11 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any written request to the Company or counsel to the Company, or any oral request to their knowledge, on the part of the Commission for additional information has been complied with or satisfied.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto, at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different", as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.
     The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through Merrill Lynch International expressly for use in the Registration Statement or International Prospectus.

          Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

          (ii)  Independent Accountants.  The accountants who certified the
                -----------------------
     balance sheet included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements.  The balance sheet included in the
                --------------------
     Registration Statement and the Prospectuses, together with the related notes, presents fairly the financial position of the Company at the date indicated; said balance sheet has been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis.

          (iv)   No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v)    Good Standing of the Company.  The Company has been duly
                 ----------------------------
     organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement and the U.S. Purchase Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Company has no subsidiaries.

          (vi)   Qualification as a REIT.    The Company is organized in
                 -----------------------
     accordance with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the rules and regulations thereunder. The contemplated method of operation of the Company's business as described in the Registration Statement will allow the Company to satisfy the operational requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, and the rules and regulations thereunder.

          (vii)  Capitalization.  The authorized, issued and outstanding capital
                 --------------
     stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

          (viii) Authorization of Agreement.  This Agreement and the U.S.
                 --------------------------
     Purchase Agreement have been duly authorized, executed and delivered by the Company.

          (ix)   Management Agreement.  The Management Agreement (the
                 --------------------
     "Management Agreement") dated as of November __, 1997 between the Company and the Manager has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (x)  Indemnity Agreement.  The letter agreement (the "Indemnity
               -------------------
     Agreement"), dated as of the date hereof, among the Company and the several Underwriters that concerns the indemnification and contribution obligations of the Company related to certain potential litigation, has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by equitable principles of general applicability.

          (xi)  Authorization and Description of Securities.  The Securities to
                -------------------------------------------
     be purchased by the International Managers and the U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable; the Common Stock conforms to all statements relating thereto contained in the Prospectuses and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any security holder of the Company.

          (xii) Absence of Defaults and Conflicts.  The Company is not in
                ---------------------------------
     violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (collectively, for purposes of this paragraph, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the U.S. Purchase Agreement and the Management Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations under this Agreement, the U.S. Purchase Agreement and the Management Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its assets, properties or operations, except for such violations, which singly or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. As used in this Section, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

          (xiii) Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement, or the Management Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (xiv)  Accuracy of Exhibits.  There are no contracts or documents
                 --------------------
     which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xv)   Possession of Intellectual Property.  The Company owns or
                 -----------------------------------
     possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on its business as contemplated in the Prospectuses, and the Company has not received any notice and is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

          (xvi)  Absence of Further Requirements.  No filing with, or
                 -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement, the U.S. Purchase Agreement or the Management Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities laws or the regulations of the NASD.

          (xvii)  Possession of Licenses and Permits.  The Company possesses
                  ----------------------------------
     such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as contemplated in the Prospectus, the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to possess or comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Company has not received any written notice, or any oral notice to its knowledge, of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.

          (xviii) Title to Property.  The Company owns no real property.  The
                  -----------------
     Company has good and marketable title to all other properties owned by it, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as
     (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company and under which the Company holds properties described in the Prospectuses, are in full force and effect, and the Company does not have notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

          (xix)   Investment Company Act.  The Company is not, and upon the
                  ----------------------
     issuance and sale of the Securities as contemplated herein and in the U.S. Purchase Agreement and the application of the net proceeds from the sale of the Securities substantially as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

          (xx)    Accounting Controls.  As of the Closing Time, the Company has
                  -------------------
     or will maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with transaction's general or specific authorization and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

          (xxi)  Registration Rights.  There are no persons with registration
                 -------------------
     rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xxi)  Offering Materials.  Neither the Company nor any of its
                 -------------------
     officers, directors, employees or agents, including TCW Brokerage Services, Inc., have distributed or will distribute any written material in connection with the offering and sale of the Securities other than the preliminary prospectuses dated November 10, 1997, the Prospectuses, the Registration Statement and a letter to prospective purchasers of Reserved Securities, a copy of which has been provided to the Underwriters (the "Reserved Securities Letter"), in form and substance permitted by the 1933 Act and the 1933 Act Regulations.

     (b) Representations and Warranties by the Manager. As an inducement to each International Manager and to the Company to enter into this Agreement and to complete the transactions contemplated hereby in connection with the consummation of the issuance, sale and delivery of the International Securities, the Manager hereby represents and warrants to each International Manager and to the Company as follows:

          (i)    No Material Misstatements or Omissions.  At the respective
                 --------------------------------------
     times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectuses, nor any amendments of supplements thereto, at the time the Prospectuses or any such amendment or supplement thereto was issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery) did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or International Prospectus made in reliance upon and in conformity with information furnished to the Company or the Manager in writing by any International Manager through Merrill Lynch International expressly for use in the Registration Statement or International Prospectus.

          (ii)   Good Standing.  The Manager has been duly organized and is
                 -------------
     validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the U.S. Purchase Agreement and the Management

     Agreement; the Manager is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect. All of the issued and outstanding capital stock of the Manager has been duly authorized and validly issued, is fully paid and non-assessable and is owned by TCW, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

          (iii)  Authorization of Agreements.  This Agreement, the International
                 ---------------------------
     Purchase Agreement and the Management Agreement have each been duly authorized, executed and delivered by the Manager. The Management Agreement constitutes the valid and binding agreement of the Manager, enforceable in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting enforcement of creditors' rights or by general equity principles.

          (iv)   No Material Adverse Change in Business.  Since the respective
                 --------------------------------------
     dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Manager, whether or not arising in the ordinary course of business and (B) there have been no transactions entered into by the Manager, other than those in the ordinary course of business, which are material in the context of the transactions contemplated in this Agreement, the U.S. Purchase Agreement or the Management Agreement.

          (v)    Absence of Defaults and Conflicts.  The Manager is not in
                 ---------------------------------
     violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject (collectively, for purposes of this paragraph, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the U.S. Purchase Agreement and the Management Agreement and the consummation of the transactions contemplated herein, in the U.S. Purchase Agreement, in the Management Agreement and in the Registration Statement, and compliance by the Manager with its obligations hereunder and under the U.S. Purchase Agreement and the Management Agreement, have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its assets, properties or operations, except for such violations which, singly or in the aggregate, would result in a Material Adverse Effect. As used in this Section, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Manager.

          (vi)   Absence of Proceedings.  There is no action, suit, proceeding,
                 ----------------------
     inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Manager, threatened against or affecting the Manager, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement or the Management Agreement or the performance by the Manager of its obligations hereunder or under the U.S. Purchase Agreement or the Management Agreement; the aggregate of all pending legal or governmental proceedings to which the Manager is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

          (vii)  Absence of Further Requirements.  No filing with, or
                 -------------------------------
     authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Manager of its obligations hereunder or under the U.S. Purchase Agreement or the Management Agreement.

          (viii) Possession of Licenses and Permits.  The Manager possesses
                 ----------------------------------
     such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as contemplated in the Prospectuses; the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Manager has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (ix)   Investment Adviser.  The Manager is not prohibited by the
                 ------------------
     Investment Advisers Act of 1940, as amended (the "Advisers Act"), or the rules and regulations thereunder, from acting under the Management Agreement as contemplated by the Prospectuses.

          (x)    Financial Resources.  The Manager has the financial resources
                 -------------------
     available to it necessary for the performance of its services and obligations as contemplated in the Prospectuses.

     (c) Officer's Certificates. Any certificate signed by any officer of the Company or the Manager delivered to the Global Coordinator, the International Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company or the Manager to each International Manager as to the matters covered thereby.

     SECTION 2.    Sale and Delivery to Underwriters; Closing.
                   ------------------------------------------

     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule B, the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Global Coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional ________ shares of Common Stock at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Company setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of O'Melveny & Myers LLP, Embarcadero Center West, 275 Battery Street, Suite 2600, San Francisco, California 94111, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 7:00 A.M. (California time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

     In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on each Date of Delivery as specified in the notice from the Global Coordinator to the Company.

     Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Global Coordinator for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Global Coordinator, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch International, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

     (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the International Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the International Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

     SECTION 3.  Covenants.
                 ---------

     (a) Covenants of the Company. The Company covenants with each International Manager as follows:

               (i)  Compliance with Securities Regulations and Commission
                    -----------------------------------------------------
     Requests.  The Company, subject to Section 3(a)(ii), will comply with the
     --------
     requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator as soon as reasonably practicable, and confirm the notice in writing, (A) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (B) of the receipt of any comments from the Commission, (C) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

               (ii) Filing of Amendments.  The Company will give the Global
                    --------------------
     Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectuses included in the Registration Statement at the time it became effective or to the Prospectuses and will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

               (iii) Delivery of Registration Statements.  The Company has
                     -----------------------------------
     furnished or will deliver to the International Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the International Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (iv) Delivery of Prospectuses.  The Company has delivered to
                    ------------------------
     each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (v)  Continued Compliance with Securities Laws.  The Company will
                    -----------------------------------------
     comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to
     Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

               (vi) Blue Sky Qualifications.  The Company will use its
                    -----------------------
     commercially reasonable efforts, in cooperation with the International Managers, to take such action as the Global Coordinator may reasonably request to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate in writing to the Company and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

               (vii) Rule 158.  The Company will timely file such reports
                     --------
     pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

               (viii) Use of Proceeds.  The Company will use the net proceeds
                      ---------------
     received by it from the sale of the Securities substantially in the manner specified in the Prospectuses under "Use of Proceeds".

               (ix)   Listing.  The Company will use its best efforts to effect
                      -------
     the listing of the Common Stock (including the Securities) on the New York Stock Exchange.

               (x)    Restriction on Sale of Securities.  During a period of 180
                      ---------------------------------
     days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, in its discretion reasonably exercised, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder or under the International Purchase Agreement, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectuses, (C) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing employee benefit plans of the Company referred to in the Prospectuses or (D) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan.

               (xi)   Reporting Requirements.  The Company, during the period
                      ----------------------
     when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

               (xii)  REIT Qualification.  The Company will use its best efforts
                      ------------------
     to meet the requirements to qualify, commencing with its taxable year ending December 31, 1997, as a "real estate investment trust" under the Code.

               (xiii) Compliance with NASD Rules.  The Company hereby agrees
                      --------------------------
     that it will require that the holders of Reserved Securities execute lock-up agreements that provide that such securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The Underwriters will notify the Company in writing as to which persons will need to be so restricted. At the request of the Underwriters, the Company will direct the transfer agent to place a stop transfer restrictions upon such securities for such period of time.

               (xiv) Insurance Policy.  The Company agrees to provide, without
                     ----------------
     expense to the Underwriters, not later than the Closing Date, an insurance policy (the "Insurance Policy") providing for coverage, among other things, of the Company's and the Manager's indemnity and contribution obligations pursuant to Section 6 and Section 7 of this Agreement and the U.S. Purchase Agreement. The form of such policy shall be in the form previously provided to the Underwriters and approved by the Global Coordinator. Such policy shall be for a minimum of three years and shall be prepaid. The Company and the Manager, on the one hand, and the Underwriters on the other, respectively, acknowledge and agree that they shall not change, or permit to be changed, any provision of such policy negatively affecting the Company and/or the Manager, on the one hand, or the Underwriters, on the other, respectively, without the prior written authorization of the other party.

     (b) Covenant of the Manager. The Manager covenants with each International Manager and with the Company that, during the period when the Prospectuses is required to be delivered under the 1933 Act or the 1934 Act, it shall notify you and the Company of the occurrence of any material events respecting its activities, affairs or condition, financial or otherwise, and, if as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Prospectuses in order to make the Prospectuses not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, the Manager will forthwith supply such information to the Company as shall be necessary for the Company to prepare an amendment or supplement to the Prospectuses so that, as so amended or supplemented, the Prospectuses will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading .

     SECTION 4.  Payment of Expenses.  (a)  Expenses.  The Company will pay all
                 -------------------
expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the International Managers of this Agreement, any Agreement among Managers and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the International Securities to the International Managers, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the International Securities to the International Managers and the transfer of the International Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the International Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the International Managers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the International Managers of copies of each preliminary prospectus, any Term Sheets and of the International Prospectus and any amendments or supplements thereto, (vii) the cost of the Insurance Policy, (viii) the preparation, printing and delivery to the International Managers of copies of the Blue Sky Survey and any supplement thereto, (ix) the fees and expenses of any transfer agent or registrar for the Securities and (x) the filing fees incident to, and the reasonable fees and disbursements actually incurred by counsel to the International Managers in connection with, the review by the NASD of the terms of the sale of the Securities, and (xi) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (xii) all costs and expenses of the International Managers, including the reasonable fees and disbursements of counsel for the International Managers, in connection with matters related to the Reserved Securities which are designated by the Company for sale to directors, officers and employees of the Company, TCW and its affiliates.

     (b) Termination of Agreement. If this Agreement is terminated by the Global Coordinator in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company or the Manager shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

     SECTION 5.  Conditions of International Managers' Obligations.  The
                 -------------------------------------------------
obligations of the several International Managers hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company and the Manager contained in Section 1 hereof or in certificates of any officer of the Company or the Manager delivered pursuant to the provisions hereof, to the performance by each of the Company or the Manager of its respective covenants and other obligations hereunder, and to the following further conditions:

          (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule
     430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

          (b) Opinions of Counsel for Company and the Manager. At Closing Time, the International Managers shall have received the favorable opinions, dated as of Closing Time, of O'Melveny & Myers LLP, as counsel for the Company and of _________________, as counsel for the Manager, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of each such letter for each of the other International Managers to the effect set forth in Exhibit A hereto.

          (c) Opinion of Maryland Counsel for the Company. At Closing Time, the International Managers shall have received the favorable opinion, dated as of Closing Time, of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B hereto.

          (d) Opinion of Counsel for International Managers. At Closing Time, the International Managers shall have received the favorable opinion, dated as of Closing Time, of Brown & Wood llp, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii), (vii), (viii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (ix), (x), (xi), (xviii) and (xxi) (solely as to the information in the Prospectuses under "Description of Capital Stock--Common Stock") and the penultimate paragraph of Exhibit A-1 hereto. In giving such opinion Brown & Wood llp may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Manager and certificates of public officials.

          (e) Officers' Certificate of the Company. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the International Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
     Section 1(a) hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time,
     (iii) the Company has, in all material respects, complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to such persons' knowledge, are pending or are contemplated by the Commission.

          (f) Officers' Certificate of the Manager. At Closing Time, there shall not have been, since the date hereof or since the respective dates of which information is given in the Prospectuses, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Manager, whether or not arising in the ordinary course of business, and the International Managers shall have received a certificate of the President or a Vice President of the Manager and of the chief financial or chief accounting officer of the Manager, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Manager contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, and
     (iii) the Manager has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time.

          (g) Accountant's Comfort Letter. At the time of the execution of this Agreement, the International Managers shall have received from Deloitte & Touche LLP a letter dated such date, in form and substance reasonably satisfactory to the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

          (h) Bring-down Comfort Letter. At Closing Time, the International Managers shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

          (i) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

          (j) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (k) Lock-up Agreements. At the date of this Agreement, the International Managers shall have received an agreement in the form of Exhibit C hereto signed by the persons listed on Schedule C hereto.

          (l) Insurance Policy. At Closing Time, the Insurance Policy shall be in full force and effect in the form and upon the terms and conditions agreed to by the Underwriters by letter agreement with the other insured parties thereunder prior to the execution and delivery hereof.

          (m) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in
     Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company and the Manager contained herein and the statements in any certificates furnished by the Company or the Manager hereunder shall be true and correct in all material respects as of each Date of Delivery and, at the relevant Date of Delivery, the International Managers shall have received:

          (i)  Officers' Certificate.  A certificate, dated such Date of
               ---------------------
          Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

          (ii)   Officers' Certificates.  A certificate, dated such Date of
                 ----------------------
          Delivery, of the President or a Vice President of the Manager and of the chief financial or chief accounting officer of the Manager confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) hereof remains true and correct as of such Date of Delivery.

          (iii)  Opinions of Counsel for Company and the Manager.  The favorable
                 ------------------------------------------------
          opinion of O'Melveny & Myers LLP, as counsel for the Company and __________, as counsel for the Manager, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

          (iv)   Opinion of Maryland Counsel for the Company.  The favorable
                 -------------------------------------------
          opinion of Ballard Spahr Andrews & Ingersoll, special Maryland counsel for the Company, in form and substance satisfactory to counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by
          Section 5(c) hereof.

          (v)    Opinion of Counsel for the International Managers.  The
                 -------------------------------------------------
          favorable opinion of Brown & Wood llp, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

          (vi)   Bring-down Comfort Letter.  A letter from Deloitte & Touche
                 -------------------------
          LLP, in form and substance satisfactory to the International Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the International Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

          (n) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained (provided, however, that neither the Company, the Manager nor their counsel shall be required to provide any further information, documents, assurances or opinions with respect to the Insurance Policy not specified herein); and all proceedings taken by the Company or the Manager in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the International Managers and counsel for the International Managers.

          (o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the International Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

     SECTION 6.  Indemnification.
                 ---------------

     (a) Indemnification of International Managers by the Company and the Manager. The Company and the Manager (subject to Section 6(e) below), jointly and severally, agree to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Global Coordinator), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

          (iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of the failure of directors, officers and employees of the Company, TCW and its affiliates to pay for and accept delivery of Reserved Securities, which by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase; and

          (v) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement of a material fact included in the Reserved Securities Letter distributed in connection with the reservation and sale of the Reserved Securities to directors, officers and employees of the Company, TCW and its affiliates or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading.

provided, however, that this indemnity agreement shall not apply to any loss,
--------  -------
liability, claim, damage or expense (A) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) or (B) that results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, the preliminary prospectus, which untrue statement or omission was corrected in its entirety in the Prospectuses (as then amended or supplemented).

     (b) Indemnification of the Company and the Manager, and their Respective Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company and the Manager, and their respective directors, each of the Company's officers who signed the Registration Statement, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch International expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Global Coordinator, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested in writing an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement. Notwithstanding the immediately preceding sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, an indemnifying party shall not be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its consent if such indemnifying party (i) reimburses such indemnified party in accordance with such request to the extent it considers such request to be reasonable and (ii) provides written notice to the indemnified party substantiating the unpaid balance as unreasonable, in each case prior to the date of such settlement.

     (e) Recourse Against the Manager. Notwithstanding anything herein to the contrary, the Underwriters' recourse against the Manager with respect to (i) the matters set forth in this Agreement (including, without limitation, Sections 6 and 7 of this Agreement), (ii) any matters in the Registration Statement, (iii) any matters arising as a matter of law, or (iv) any other matters whatsoever, shall be expressly limited as follows:

          (i) first, the Underwriters shall have fully and finally exhausted all of their rights and remedies under the Insurance Policy;

          (ii) second, the Underwriters, as their sole and exclusive remedy, may thereafter assert any claims they may have against the Manager directly against the Manager to the limited extent of the gross compensation (not reimbursement of expenses) paid (not payable) by the Company to the Manager solely in respect of the three-year period commencing at the Closing Time;

          (iii) the Manager shall have no other liability to the Underwriters whatsoever; and

          (iv) the Underwriters shall have no rights, remedies or claims whatsoever against the Manager, directly or indirectly.

provided, however, that the foregoing limitations set forth in this subsection
--------  -------
(e) shall not apply to any claim that the Underwriters may have against the Manager as to which there is a final adjudication of actual, intentional and deliberate fraud on the part of the Manager.

     SECTION 7.  Contribution.
                 ------------

     If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Manager (collectively, the "Company Parties"), on the one hand and the International Managers, on the other hand, from the offering of the International Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company Parties, on the one hand, and of the International Managers on the other hand, in connection with the statements or omissions.

     The relative benefits received by the Company Parties, on the one hand, and the International Managers, on the other hand, in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

     The relative fault of the Company Parties, on the one hand, and the International Managers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company Parties, on the one hand, or by the International Managers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Manager and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this
Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 7, each person, if any, who controls a International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company or the Manager, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Manager, respectively. The International Managers' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

     SECTION 8.  Representations, Warranties and Agreements to Survive Delivery.
                 --------------------------------------------------------------
All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or the Manager, and shall survive delivery of the Securities to the International Managers.

     SECTION 9.  Termination of Agreement.
                 ------------------------

     (a) Termination; General. The International Managers may terminate this Agreement, by written notice to the Company, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, or any such adverse change with respect to the Manager which is material in the context of the transactions contemplated by this Agreement, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the International Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

     SECTION 10. Default by One or More of the International Managers.  If one
                 ----------------------------------------------------
or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the International Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the International Managers shall not have completed such arrangements within such 24-hour period, then:

          (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

          (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International

     Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

     No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

     In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the International Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for a International Manager under this Section 10.

     SECTION 11.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to Merrill Lynch International at Ropemaker Place, 25 Ropemaker Street, London EC2Y 9LY, attention of Equity Capital Markets; and notices to the Company shall be directed to it at 865 South Figueroa Street, Suite 1800, Los Angeles, California 90017, attention of Philip
A. Barach with a copy to O'Melveny & Myers LLP, 275 Battery Street, San Francisco, California 94111, attention: Peter T. Healy, Esq.

     SECTION 12.  Parties.  This Agreement shall each inure to the benefit of
                  -------
and be binding upon the International Managers, the Company and the Manager and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Manager and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

     SECTION 13.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED BY
                  ----------------------
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

     SECTION 14.  Effect of Headings.  The Article and Section headings herein
                  ------------------
and the Table of Contents are for convenience only and shall not affect the construction hereof.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the International Managers, the Manager and the Company, in accordance with its terms.

                                    Very truly yours,

                                    APEX MORTGAGE CAPITAL, INC.


                                    By___________________________________
                                      Title:


                                    TCW INVESTMENT MANAGEMENT COMPANY


                                    By___________________________________
                                      Title:


CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH INTERNATIONAL
PAINEWEBBER INTERNATIONAL (U.K.) LTD.
STIFEL, NICOLAUS & COMPANY, INCORPORATED
SUTRO & CO. INCORPORATED

By:  MERRILL LYNCH INTERNATIONAL


By ______________________________________
           Authorized Signatory

                                  SCHEDULE A

                                                            Number of
                                                             Initial
                                                           International
Name of International Manager                                Securities
-----------------------------                                ----------
Merrill Lynch International..............................
PaineWebber International (U.K.) Ltd.....................
Stifel, Nicolaus & Company, Incorporated.................
Sutro & Co. Incorporated.................................



                                                             _________

Total....................................................    =========

                                    Sch A-1

                                  SCHEDULE B

                          APEX MORTGAGE CAPITAL, INC.
                        ________ Shares of Common Stock
                          (Par Value $.01 Per Share)



            1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $..

            2. The purchase price per share for the Securities to be paid by the several International Managers shall be $., being an amount equal to the initial public offering price set forth above less $. per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                    Sch B-1

                                  SCHEDULE C

                         List of persons and entities
                              subject to lock-up

                                    Sch C-1

                                                                     Exhibit A-1



                   FORM OF OPINION OF COUNSEL TO THE COMPANY
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         (ii) The Company has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the International Purchase Agreement and the U.S. Purchase Agreement, respectively.

         (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) The Company is organized in accordance with the requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code") and the rules and regulations thereunder. The contemplated method of operation of the Company's business as described in the Registration Statement will satisfy the operational requirements for qualification as a real estate investment trust under Sections 856 through 860 of the Internal Revenue Code, and the rules and regulations thereunder.

         (v) The Company is not, and upon the issuance and sale of the International Securities as contemplated in the International Purchase Agreement and the U.S. Securities as contemplated in the U.S. Purchase Agreement and the application of the net proceeds from the sale of the Securities as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         (vi) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the International Purchase Agreement or the U.S. Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable.

                                     A-1-1

         (vii) The Securities have been duly authorized for issuance and sale to the International Managers pursuant to the International Purchase Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and, when issued and delivered by the Company pursuant to the International Purchase Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in the International Purchase Agreement and the U.S. Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable.

         (viii) The issuance of the Securities is not subject to preemptive or other similar rights of any security holder of the Company arising by operation of law, under the charter or by-laws of the Company or, to the best of our knowledge and information, otherwise.

         (ix) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company.

         (x) The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

         (xi) The Registration Statement, including any Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

         (xii) If Rule 434 has been relied upon, the Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

         (xiii) All descriptions in the Registration Statement of contracts and other documents to which the Company is a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

         (xiv) To the best of our knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company or the Manager is a party, or to

                                     A-1-2
  which the property of the Company or the Manager is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the International Purchase Agreement, the U.S. Purchase Agreement or the Management Agreements, or the performance by the Company and the Manager of its obligations thereunder.

         (xv) To the best of our knowledge, the Company is not in violation of its charter or by-laws and no default by the Company exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

         (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the International Purchase Agreement, the U.S. Purchase Agreement or the Management Agreement by the Company, or for the offering, issuance or sale of the Securities.

         (xvii) The Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as contemplated in the Prospectuses that we have, in the exercise of customary professional diligence, recognized as applicable to the Company and, to our knowledge and information, the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect.

         (xviii) Each of the International Purchase Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (xix) The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (xx) The Indemnity Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting

                                     A-1-3
  creditors' rights generally and (B) the availability of equitable remedies may be limited by equitable principles of general applicability.

         (xxi) The execution, delivery and performance of the International Purchase Agreement, the U.S. Purchase Agreement and the Management Agreement, the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and the compliance by the Company with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement, respectively, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the International Purchase Agreement and U.S. Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it may be bound, or to which any of the property or assets of the Company is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties, assets or operations, except for such violations, which singly or in the aggregate, would not result in a Material Adverse Effect.

         (xxii) The information in the Prospectuses under "Business and Strategy--Legal Proceedings," "Federal Income Tax Consequences," "ERISA Considerations," "Description of Capital Stock," "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws" and in Item 33 and Item 34 of Part II of the Registration Statement, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects; and our opinion set forth under "Federal Income Tax Consequences" is confirmed.

         (xxiii) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectuses that are not described as required.

         (xxiv) To the best of our knowledge, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable), (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or

                                     A-1-4
  supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectuses were issued, at the time any such amended or supplemented prospectuses were issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of the laws of Maryland, upon the opinion of Ballard Spahr Andrews & Ingersoll, special counsel to the Company (which opinion shall be dated and furnished to the Representatives at the Closing Time, shall be satisfactory in form and substance to counsel for the Underwriters and shall expressly state that the Underwriters may rely on such opinion as if it were addressed to them), provided that O'Melveny & Myers LLP shall state in their opinion that they believe that they and the Underwriters are justified in relying upon such opinion, and (B), as to matters of fact (but not as to legal conclusions) O'Melveny & Myers LLP may rely, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-1-5

                                                                     Exhibit A-2



                   FORM OF OPINION OF COUNSEL TO THE MANAGER
                          TO BE DELIVERED PURSUANT TO
                                 SECTION 5(b)


         (i) The Manager has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California.

         (ii) The Manager has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the International Purchase Agreement and the U.S. Purchase Agreement, respectively.

         (iii) The Manager is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (iv) All of the issued and outstanding capital stock of the Manager has been duly authorized and validly issued, is fully paid and non-assessable and is owned by TCW, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (v) The Manager is duly registered as an "investment adviser," as such term is defined in the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act or the rules and regulations thereunder from acting under the Management Agreement as contemplated by the Prospectuses.

         (vi) All descriptions in the Registration Statement of contracts and other documents to which the Manager is a party are accurate in all material respects.

         (vii) To the best of my knowledge, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Manager is a party, or to which the property of the Manager is subject, before or brought by any court or governmental agency or body, domestic or foreign, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the International Purchase Agreement, the U.S. Purchase Agreement or the Management Agreement or the performance by the Manager of its obligations thereunder.

                                     A-2-1

         (viii) To the best of my knowledge, the Manager is not in violation of its charter or by-laws and no default by the Manager exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

         (ix) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, is necessary or required in connection with the due authorization, execution and delivery by the Manager of the International Purchase Agreement, the U.S. Purchase Agreement or the Management Agreement.

         (x) The Manager possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct its business as contemplated in the Prospectuses that we have, in the exercise of customary professional diligence, recognized as applicable to the Manager and, to our knowledge and information, the Manager is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect.

         (xi) Each of the International Purchase Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by the Manager.

         (xii) The Management Agreement has been duly authorized, executed and delivered by the Manager and constitutes a valid and binding obligation of the Manager enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (xiii) The execution, delivery and performance of the International Purchase Agreement, the U.S. Purchase Agreement and the Management Agreement, the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and the compliance by the Manager with its obligations under the International Purchase Agreement and the U.S. Purchase Agreement, respectively, do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(b)(v) of the U.S. Purchase Agreement and International Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Manager pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Manager is a party or by which it may be bound, or to which any of the property or assets of the Manager is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that

                                     A-2-2
  would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Manager or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Manager or any of its properties, assets or operations, except for such violations, which singly or in the aggregate, would not result in a Material Adverse Effect.

         (xiv) To the best of my knowledge and information, the description of the Manager in the Registration Statement and the Prospectuses does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions) [ ] may rely, to the extent they deem proper, on certificates of responsible officers of the Manager and public officials. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                     A-2-3

                                                                       Exhibit B



                              FORM OF OPINION OF
                    SPECIAL MARYLAND COUNSEL TO THE COMPANY
                   TO BE DELIVERED PURSUANT TO SECTION 5(c)

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Maryland.

            (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the International Purchase Agreement and the U.S. Purchase Agreement, respectively.

            (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the International Purchase Agreement and the U.S. Purchase Agreement or pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of options referred to in the Prospectuses); the shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company, either pursuant to the charter or by-laws of the Company or Maryland law.

            (iv) The Securities have been duly authorized for issuance and sale to the Managers pursuant to the International Purchase Agreement and to the U.S. Underwriters pursuant to the U.S. Purchase Agreement and, when issued and delivered by the Company pursuant to the International Purchase Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth in the International Purchase Agreement and the U.S. Purchase Agreement, respectively, will be validly issued and fully paid and non-assessable and no holder of the Securities is or will be subject to personal liability by reason of being such a holder.

            (v) The issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company, either pursuant to the charter or by-laws of the Company or Maryland law.

            (vi) Each of the International Purchase Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by the Company.

            (vii) The Management Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (viii) The Insurance Policy has been duly authorized, executed and delivered and is in full force and effect and enforceable in accordance with its terms.

            (ix) The form of certificate used to evidence the Common Stock complies in all material respects with Maryland law and with any applicable requirements of the charter and by-laws of the Company.

            (x) The information in the Prospectus under "Description of Capital Stock," "Certain Provisions of Maryland Law and of the Company's Charter and Bylaws," and "Federal Income Tax Consequences," to the extent that it constitutes matters of Maryland law or the Company's charter and bylaws, has been reviewed by us and is correct in all material respects.

            (xi) To the best of our knowledge, there are no statutes or regulations of the State of Maryland that are required to be described in the Prospectuses that are not described as required.

            (xii) To the best of our knowledge, the Company is not in violation of its charter or by-laws and no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed as an exhibit to the Registration Statement.

            (xiii) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency of the State of Maryland is necessary or required in connection with the due authorization, execution and delivery of the International Purchase Agreement, the U.S. Purchase Agreement and the Management Agreement or for the offering, issuance or sale of the Securities.

            (xiv) The execution, delivery and performance of the International Purchase Agreement, the U.S. Purchase Agreement and the Management Agreement, the consummation of the transactions contemplated therein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectuses under the caption "Use Of Proceeds") and the compliance by the Company with its obligations under the International Purchase Agreement, the U.S. Purchase Agreement and the Management Agreement do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(xi) of the International Purchase Agreement and the U.S. Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company is a party or by which it, or to which any of the property or assets of the Company, is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any applicable Maryland law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court of the State of Maryland or any of its properties, assets or operations, except for such violations, which singly or in the aggregate, would not result in a Material Adverse Effect.

  [FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER STOCKHOLDERS PURSUANT TO
                                 SECTION 5(L)]

                                                                       Exhibit C

                              November __, 1997

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                    Incorporated,
PaineWebber Incorporated
Stifel, Nicolaus & Company, Incorporated
Sutro & Company Incorporated
      as U.S. Representatives of the several
      U.S. Underwriters to be named in the
      U.S. Purchase Agreement
PaineWebber International (U.K.) Ltd.
Merrill Lynch International
c/o  Merrill Lynch & Co.
          Merrill Lynch, Pierce, Fenner & Smith
                              Incorporated
          North Tower
          World Financial Center
          New York, New York  10281-1209

     Re:    Proposed Public Offering by Apex Mortgage Capital, Inc.
            -------------------------------------------------------

Dear Sirs:

     The undersigned, a stockholder [and an officer and/or director] of Apex Mortgage Capital, Inc., a Maryland corporation (the "Company"), understands that
(1) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), PaineWebber Incorporated, Stifel, Nicolaus & Company, Incorporated and Sutro & Company, Incorporated propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company and TCW Investment Management Company (the "Manager") and (2) Merrill Lynch International, PaineWebber International (U.K.) Ltd., Stifel, Nicolaus & Company, Incorporated and Sutro & Company, Incorporated propose to enter into a International Purchase Agreement (the "International Purchase Agreement" and together with the U.S. Purchase Agreement, the "Purchase Agreements") with the Company and the Manager providing for the public offering of shares (the "Securities") of the Company's common stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder [and an officer and/or director] of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreements that, during a period of 180 days from the date of the Purchase Agreements, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                                        Very truly yours,



                                        Signature:

                                        Print Name:

                                      C-2